AGREEMENT AND PLAN OF MERGER

                                  by and among

                            MDI ENTERTAINMENT, INC.,

                            MDI ACQUISITION, INC. AND

                            THE LOTTERY CHANNEL, INC.



                          DATED AS OF JANUARY 26, 2000

                                TABLE OF CONTENTS


ARTICLE I
THE MERGER........................................................................................................1
         Section 1.1  The Merger..................................................................................1
                      ----------
         Section 1.2  Closing.....................................................................................1
                      -------
         Section 1.3  Effective Time..............................................................................2
                      --------------
         Section 1.4  Conversion of Securities....................................................................2
                      ------------------------
         Section 1.5  Adjustment of Exchange Ratio................................................................2
                      ----------------------------
         Section 1.6  Exchange of Securities......................................................................3
                      ----------------------
         Section 1.7  Stockholders' Approval......................................................................5
                      ----------------------
         Section 1.8  Definition of Subsidiary and Affiliate......................................................5
                      --------------------------------------

ARTICLE II

CERTAIN MATTERS RELATING TO
THE SURVIVING CORPORATION AND PARENT..............................................................................6
         Section 2.1  Certificate of Incorporation of the Surviving Corporation...................................6
                      ---------------------------------------------------------
         Section 2.2  By-laws of the Surviving Corporation........................................................6
                      ------------------------------------
         Section 2.3  Directors and Officers of the Surviving Corporation.........................................6
                     ---------------------------------------------------
         Section 2.4  Directors and Officers of Parent............................................................6
                      --------------------------------

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................................................6
         Section 3.1  Existence, Good Standing, Corporate Authority...............................................6
                      ---------------------------------------------
         Section 3.2  Authorization, Validity and Effect of Agreements............................................7
                      ------------------------------------------------
         Section 3.3  Capitalization..............................................................................7
                      --------------
         Section 3.4  Parent Reports and Financial Statements.....................................................7
                      ---------------------------------------
         Section 3.5  No Violation................................................................................8
                      ------------
         Section 3.6  Brokers or Finders..........................................................................8
                      ------------------
         Section 3.7  Parent Common Stock.........................................................................9
                      -------------------
         Section 3.8  Interim Operations of Merger Sub............................................................9
                      --------------------------------
         Section 3.9  Absence of Certain Changes..................................................................9
                      --------------------------
         Section 3.10 Parent Proxy Statement......................................................................9
                      ----------------------
         Section 3.11 Financial Statements........................................................................9
                      --------------------
         Section 3.12 Absence of Default..........................................................................9
                      ------------------
         Section 3.13 Distributions, Satisfactions, Obligations..................................................10
                      -----------------------------------------
         Section 3.14 Compliance with Law........................................................................11
                      -------------------
         Section 3.15 Environmental Laws.........................................................................11
                      ------------------


                                        i


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

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         Section 3.16 Securities Offerings.......................................................................13
                      --------------------
         Section 3.17 Licenses...................................................................................13
                      --------
         Section 3.18 License Agreements.........................................................................13
                      ------------------

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LOTTERY AND STOCKHOLDER........................................................13
         Section 4.1  Existence, Good Standing, Corporate Authority..............................................13
                      ---------------------------------------------
         Section 4.2  Authorization, Validity and Effect of Agreements...........................................13
                      ------------------------------------------------
         Section 4.3  Capitalization.............................................................................14
                      --------------
         Section 4.4  Options....................................................................................14
                      -------
         Section 4.5  No Violation...............................................................................14
                      ------------
         Section 4.6  Subsidiaries and Affiliates................................................................15
                      ---------------------------
         Section 4.7  Financial Statements.......................................................................15
                      --------------------
         Section 4.8  Absence of Undisclosed Liabilities.........................................................16
                      ----------------------------------
         Section 4.9  Tangible Personal Property; Sufficiency of Assets..........................................16
                      -------------------------------------------------
         Section 4.10 Real Property..............................................................................17
                      -------------
         Section 4.11 Machinery and Equipment....................................................................18
                      -----------------------
         Section 4.12 Patents, Trademarks, Domain Names, Trade Names, Etc........................................18
                      ---------------------------------------------------
         Section 4.13 Contracts..................................................................................19
                      ---------
         Section 4.14 Absence of Default.........................................................................20
                      ------------------
         Section 4.15 Insurance..................................................................................21
                      ---------
         Section 4.16 Third Party Options........................................................................21
                      -------------------
         Section 4.17 Distributions, Satisfactions, Obligations..................................................21
                      -----------------------------------------
         Section 4.18 Capital Expenditures.......................................................................22
                      --------------------
         Section 4.19 Litigation.................................................................................22
                      ----------
         Section 4.20 Compliance with Law........................................................................22
                      -------------------
         Section 4.21 Transactions with Affiliates...............................................................23
                      ----------------------------
         Section 4.22 Prohibited Payments........................................................................23
                      -------------------
         Section 4.23 Tax Matters................................................................................24
                      -----------
         Section 4.24 Employee Benefit Plans.....................................................................26
                      ----------------------
         Section 4.25 Executive Employees........................................................................28
                      -------------------
         Section 4.26 Employees..................................................................................28
                      ---------
         Section 4.27 Environmental Laws.........................................................................29
                      ------------------
         Section 4.28 Bank Accounts, Letters of Credit and Powers of Attorney....................................30
                      -------------------------------------------------------
         Section 4.29 Minute Books; Records......................................................................30
                      ---------------------
         Section 4.30 Full Disclosure............................................................................30
                      ---------------
         Section 4.31 Securities Offerings.......................................................................30
                      --------------------
         Section 4.32 Brokers or Finders.........................................................................31
                      ------------------
         Section 4.33 Licenses...................................................................................31
                      --------
         Section 4.34 Lottery Proxy Statement....................................................................31
                      -----------------------



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



ARTICLE V
COVENANTS........................................................................................................31
         Section 5.1  Alternative Proposals......................................................................31
                      ---------------------
         Section 5.2  Interim Operations of Lottery and Parent...................................................32
                      ----------------------------------------
         Section 5.3  Filings; Other Action......................................................................34
                      ---------------------
         Section 5.4  Inspection of Records......................................................................35
                      ---------------------
         Section 5.5  Further Action.............................................................................35
                      --------------
         Section 5.6  Break-Up Fees; Expenses....................................................................35
                      -----------------------
         Section 5.7  Survival of Representations and Warranties.................................................35
                      ------------------------------------------
         Section 5.8  Governmental Approvals.....................................................................36
                      ----------------------
         Section 5.9  Public Announcements.......................................................................36
                      --------------------
         Section 5.10 Lottery Stockholders Meeting...............................................................36
                      ----------------------------
         Section 5.11 Parent Stockholders Meeting................................................................36
                      ---------------------------
         Section 5.12 Proxy Statement............................................................................36
                      ---------------
         Section 5.13 Blue Sky...................................................................................37
                      --------
         Section 5.14 Affiliates.................................................................................37
                      ----------
         Section 5.15 Registration Rights........................................................................37
                      -------------------

ARTICLE VI

CONDITIONS.......................................................................................................38
         Section 6.1  Conditions to Obligation of Each Party to Effect the Merger................................38
                      -----------------------------------------------------------
         Section 6.2  Conditions to Obligation of Lottery to Effect the Merger...................................38
                      --------------------------------------------------------
         Section 6.3  Conditions to Obligation of Parent and Merger Sub to Effect
                      -----------------------------------------------------------
                           the Merger............................................................................39
                           ----------

ARTICLE VII

TERMINATION......................................................................................................41
         Section 7.1  Termination................................................................................41
                      -----------
         Section 7.2  Effect of Termination......................................................................42
                      ---------------------

ARTICLE VIII

GENERAL PROVISIONS...............................................................................................42
         Section 8.1  Notices....................................................................................42
                      -------
         Section 8.2  Assignment, Binding Effect.................................................................43
                      --------------------------
         Section 8.3  Entire Agreement...........................................................................43
                      ----------------
         Section 8.4  Amendment..................................................................................43
                      ---------
         Section 8.5  Governing Law..............................................................................43
                      -------------
         Section 8.6  Counterparts...............................................................................43
                      ------------
         Section 8.7  Headings...................................................................................43
                      --------


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

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         Section 8.8  Interpretation.............................................................................43
                      --------------
         Section 8.9  Waivers....................................................................................43
                      -------
         Section 8.10 Incorporation of Schedules and Exhibits....................................................44
                      ---------------------------------------
         Section 8.11 Severability...............................................................................44
                      ------------
         Section 8.12 Enforcement of Agreement...................................................................44
                      ------------------------

EXHIBITS

         Exhibit A    Affiliate Agreement
         Exhibit B    Voting Agreement
         Exhibit C    Form of Opinion

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is dated as of January 26, 2000 (the "Agreement") among MDI Entertainment, Inc, a Delaware corporation ("Parent"), MDI Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and The Lottery Channel, Inc., a Delaware corporation ("Lottery").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the parties wish to provide for the terms and conditions upon which Lottery, its wholly-owned subsidiaries and its interests in other subsidiaries will be acquired by Parent by means of a merger of Lottery with and into Merger Sub;

         WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), Lottery shall be merged with and into Merger Sub in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of Lottery shall cease, and Merger Sub shall continue as the surviving corporation of the Merger (Merger Sub, in such capacity hereinafter sometimes referred to as the "Surviving Corporation"). The name of Merger Sub as the Surviving Corporation, shall be changed, by virtue of the Merger, to a name mutually agreed upon by the parties.

         Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176 at 10:00 a.m. on the first business day after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date upon which the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

         Section 1.3 Effective Time. As soon as practical after all the conditions to the Merger set forth in Article VI of this Agreement have been fulfilled or waived and if this Agreement shall not have been terminated as provided in Article VII hereof, the parties hereto shall cause a certificate of merger to be properly executed and filed in accordance with the laws of the State of Delaware and the terms of this Agreement. The parties hereto shall also take such further actions as may be required under the laws of the State of Delaware in connection with the consummation of the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall be seized of and hold and possess all the property, rights and interests and be subject to all the debts, liabilities and obligations of Lottery and Merger Sub, all as provided under applicable law.

         Section 1.4 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Lottery or the holder of any of the following securities:

                     (a) Capital Stock of Lottery. Subject to Section 1.6, each common share, par value $.0001 per share, of Lottery (the "Lottery Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Common Stock, par value $.001 per share, of Parent (the "Parent Common Stock") (such 1 to 1 ratio, as adjusted as contemplated pursuant to Section 1.5, being referred to herein as the "Exchange Ratio"), it being understood that an aggregate of 13,000,000 shares of Parent Common Stock will either be issued to current stockholders of Lottery or reserved for issuance to the holders of options or rights of Lottery. All such Lottery Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued pursuant to this Section 1.4 with respect thereto upon the surrender of such interests in accordance with Section 1.6.

                     (b) Treasury Stock of Lottery. All shares of Lottery Stock which immediately prior to the Effective Time are held directly by Lottery in its treasury, if any, shall be canceled and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered with respect thereto.

                     (c) Merger Sub Common Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number and kind of shares of the Surviving Corporation.

         Section 1.5 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or Lottery Stock, respectively, shall have been changed into a different number of shares or interests or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, consolidation, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

         Section 1.6 Exchange of Securities.

                     (a) Promptly after the Effective Time, Parent shall, upon surrender by any Lottery stockholder, in accordance with this Section 1.6, of share certificates representing all of the issued and outstanding shares of the Lottery Stock held by such stockholder or such certifications and indemnities as are satisfactory to Parent with respect to lost or destroyed certificates, deliver to such stockholder a certificate representing Parent Common Stock to which such stockholder is entitled. The number of shares of Parent Common Stock to which each Lottery stockholder is entitled shall be determined by multiplying the number of shares of Lottery Stock held by such stockholder at the Effective Time by the Exchange Ratio. The shares of Lottery Stock so surrendered shall forthwith be canceled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to the holder of shares of Lottery Stock.

                     (b) As soon as reasonably practicable after the Effective Time, Parent shall cause Olde Monmouth Stock Transfer Co. (the "Exchange Agent") to mail to each holder of record of Lottery Stock immediately prior to the Effective Time whose shares were converted, pursuant to the Merger, into the right to receive Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates which formerly represented Lottery Stock shall pass only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent, in consultation with the Surviving Corporation, may reasonably specify) and (ii) instructions for use in effecting the surrender of certificates which represent Lottery Stock into certificates representing Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Agreement. Upon surrender of a certificate which represented Lottery Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor certificates representing that whole number of shares of Parent Common Stock equal to that number of shares of Lottery Stock formerly held by such holder multiplied by the Exchange Ratio then in effect. The Lottery Stock so surrendered shall forthwith be canceled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to the former holders of Lottery Stock.

                     (c) No certificate representing fractional Parent Common Stock shall be issued upon surrender for exchange of certificates formerly representing Lottery Stock or upon supplying to Parent certifications and indemnities satisfactory to Parent with respect to lost or destroyed certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a security holder of Parent. All holders entitled to receive a fractional share of Parent Common Stock shall be entitled to receive, in lieu thereof, an amount in cash (without interest) determined by multiplying such fraction times the Market Price of Parent Common Stock on the tenth business day prior to the Effective Time. As used herein, "Market Price" per share of Parent Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the highest reported bid price for the Parent Common Stock as furnished by the National Association of Securities Dealers, Inc.

                     (d) Notwithstanding anything in this Agreement to the contrary, shares (the "Dissenting Shares") of Lottery Stock that are outstanding immediately prior to the Effective Time and that are held by persons who are entitled to demand, and properly demand, appraisal of the Dissenting Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into the Parent Common Stock as provided in Section 1.4(a), but rather the holders of Dissenting Shares shall be entitled to payment of the fair market value of such Dissenting Shares in accordance with
Section 262; provided, however, that if any holder of Dissenting Shares shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the Parent Common Stock as provided in Section 1.4(a). Lottery shall serve prompt notice to Parent and Merger Sub of any demands received by Lottery for appraisal of any shares of Lottery Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Lottery shall not, except with the prior written consent of Parent and Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                     (e) From and after the Effective Time, the stock transfer books of Lottery shall be closed and no transfer of shares of Lottery Stock converted pursuant to the Merger shall thereafter be made. If after the Effective Time, certificates representing such shares are presented to Parent, they shall be canceled and exchanged for Parent Common Stock together with any cash in lieu of fractional shares and any dividends or distributions with respect thereto as provided herein.

                     (f) All shares of Parent Common Stock issued in accordance with the terms hereof, together with any cash paid in accordance with subsection
(c) above, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Lottery Stock.

                     (g) At the Effective Time, (i) each outstanding Lottery stock option or right set forth on Schedule 1.6(g) shall be converted into an option or right (an "Adjusted Option") to purchase the number of shares of Parent Common Stock equal to the number of shares of Lottery Stock subject to such Lottery stock option or right immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Parent Common Stock), at an exercise price per share equal to the exercise price for each such share of Lottery Stock subject to such Lottery stock option or right divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such Lottery stock option or right to Lottery shall be deemed to refer to Parent, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are

"incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, shall be affected in a manner consistent with the requirements of Section 423 of the Code, and (ii) Parent shall assume the obligations of Lottery under the Lottery 1993 Stock Option Plan. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Lottery stock option was granted. Notwithstanding the foregoing, the exercise price of the Lottery stock options granted to Chicago West Pullman, llc shall be repriced to a price equal to the five-day average of the closing bid price of Parent Common Stock as of the date hereof in consideration of the agreement to convert the Series A Preferred Stock to Lottery Stock as contemplated by Section 6.3(n) of this Agreement.

         Section 1.7 Stockholders' Approval. Each of Lottery and Parent, if required by applicable law, shall take all action necessary, in accordance with its Certificate of Incorporation and Bylaws, to convene a meeting of its stockholders to consider and vote upon the approval and adoption of this Agreement and the Merger and the transactions contemplated hereby, all in accordance with the provisions of the Delaware General Corporation Law ("DGCL") and, to the extent applicable, the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be held as soon as practicable after the Lottery Proxy Statement (as defined in Section 5.12 of this Agreement) shall, if required by applicable law, have been cleared by the Securities and Exchange Commission (the "SEC"). Parent, if required in order to consummate the Merger, shall also take all action necessary, in accordance with its Certificate of Incorporation and Bylaws, to convene a meeting of its stockholders to consider and vote upon the approval of one or more of the following proposals: (i) proposal to change the name of Parent to Lottery.Com, Inc.; (ii) proposal to increase the authorized Parent Common Stock; (iii) a proposal to effect a reverse stock split of the Parent Common Stock and (iv) proposal to add four directors to Parent's current board of six directors, all in accordance with the provisions of the DGCL and, to the extent applicable, the Securities Act and the Exchange Act, to be held as soon as practicable after the Parent Proxy Statement (as defined in Section 5.12 of this Agreement) shall have been cleared by the SEC. After the name of Parent is changed, Parent will apply for a Nasdaq symbol reflecting the name change.

         Section 1.8 Definition of Subsidiary and Affiliate. As used in this Agreement, (i) a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and (ii) an "Affiliate" of any party means any individual, corporation or other organization, whether incorporated or unincorporated, which directly or indirectly controls, or is controlled by, or is under common control with, such party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any corporation or other organization, whether incorporated or unincorporated, whether through the ownership of voting securities, by contract or otherwise.


                                   ARTICLE II

                           CERTAIN MATTERS RELATING TO
                      THE SURVIVING CORPORATION AND PARENT

         Section 2.1 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         Section 2.2 By-laws of the Surviving Corporation. The By-laws of Merger Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

         Section 2.3 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the persons identified on Schedule 2.3. The directors and officers will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

         Section 2.4 Directors and Officers of Parent. The directors and officers of Parent immediately prior to the Effective Time shall be the persons identified on Schedule 2.4. The directors and officers will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to Lottery as of the date hereof and at the Effective Time as follows:

         Section 3.1 Existence, Good Standing, Corporate Authority. Parent and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. Each of Parent and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent and each of its Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties.

         Section 3.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed and delivered in connection herewith (the "Ancillary Agreements"). The execution and delivery of this Agreement (and the agreements contemplated hereby to be executed by Parent or Merger Sub) and the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all Ancillary Agreements to be executed and delivered by Parent or Merger Sub in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 3.3 Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the "Parent Preferred Stock") of which 2,027 shares were designated Series A Preferred Stock. As of the date hereof, there were 8,855,998 shares of Parent Common Stock and 1,015 shares of Series A Preferred Stock (convertible into 1,015,000 shares of Parent Common Stock), issued and outstanding. As of the date hereof, options, warrants and debentures to acquire 1,105,833 shares, 1,625,000 shares and 375,000 shares, respectively, of Parent Common Stock were outstanding. Except for those options, warrants, debentures and shares of Parent Common Stock issuable upon conversion of the Series A Preferred Stock, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

         Section 3.4 Parent Reports and Financial Statements. Parent has heretofore made available to Lottery true and complete copies of (i) the Annual Report of Parent on Form 10-KSB for the fiscal year ended May 31, 1999, (ii) the Quarterly Report of Parent on Form 10-QSB for the quarter ended August 31, 1999,
(iii) the Quarterly Report of Parent on Form 10-QSB for the quarter ended November 30,1999 and (iv) the Registration Statement on Form SB-2 filed September 14, 1999 (such reports, registration statements, and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Parent Commission Filings"). As of their respective dates, each of the Parent Commission Filings complied in all material respects with the applicable requirements and, together with certain Current Reports on Form 8-K filed by Parent, constituted all filings required during the relevant time periods under the Securities Act, the Exchange Act, and the rules and regulations under each such Act, and none of the Parent Commission Filings and no representation or warranty by Parent or Merger Sub in this Agreement contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements of Parent included in the Parent Commission Filings were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis.

         Section 3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation, as amended, or the Bylaws of Parent or any of its Subsidiaries; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the 1998 Parent Stock Option and Award Plan, or any grant or award made under the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Parent Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries which would have a Parent Material Adverse Effect; or (e) other than the filings provided for in Section 1.3, filings under applicable federal, state and local regulatory laws, filings required under the Exchange Act, the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, of or filing or registration with, any domestic governmental or regulatory authority, which the failure to obtain or make would have a Parent Material Adverse Effect.

         Section 3.6 Brokers or Finders. Other than Venture Partners Capital, LLC and its affiliates ("VPC"), Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent or Merger Sub to pay any finder's fee, brokerage or agent's commissions or other like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, provided that Parent shall (pursuant to an agreement between Parent and VPC) pay all fees owed to VPC in connection with the transactions.

         Section 3.7 Parent Common Stock. The issuance and delivery by Parent of shares of Parent Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights of any sort.

         Section 3.8 Interim Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no Subsidiaries, and will have conducted its operations only as contemplated hereby.

         Section 3.9 Absence of Certain Changes. Except as otherwise disclosed in the Parent Commission Filings, since May 31, 1999 there has not been any Parent Material Adverse Effect.

         Section 3.10 Parent Proxy Statement. The information supplied or to be supplied by Parent and any Subsidiary thereof for inclusion in either the Parent Proxy Statement or the Lottery Proxy Statement, as the case may be, including any amendments and supplements thereto, will not either at the date mailed to stockholders or at the time of such stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.11 Financial Statements.

                     (a) As of the date hereof, all the accounts, books, ledgers and financial and other records of whatever kind of each such entity have been properly and accurately kept and are correct and complete in all respects and there are no inaccuracies or discrepancies contained or reflected therein. The financial statements of Parent included in the Parent Commission Filings fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of operations and changes in financial position of Parent for each of the periods then ended.

         Section 3.12 Absence of Default. Except as set forth in Schedule 3.12 hereto, each of Parent and its Subsidiaries has complied with and performed all of its respective obligations required to be performed under all material contracts, agreements and leases to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, and is not in default in any material respect under any contract, agreement, lease, loan, undertaking, commitment or other obligation; and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. Parent, after due inquiry of each Subsidiary, has no knowledge that any party has failed to comply with or perform all of its obligations required to be performed under any material contract, agreement or lease to which Parent or its Subsidiaries is a party (whether as an original party or as an assignee or successor) as of the date hereof, or that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default by such party thereunder. In addition, except as disclosed in Schedule 3.12, Parent, after due inquiry of each Subsidiary, has no knowledge of any facts or circumstances which make a default by any party to any material contract or obligation likely to occur subsequent to the date hereof. Parent intends to enter into a definitive agreement with respect to each Letter of Intent (as defined in Section 4.13(xiii)) and has not received any notice that a party to any Letter of Intent intends not to enter into such a definitive agreement.

         Section 3.13 Distributions, Satisfactions, Obligations. Except as disclosed in Schedule 3.13 hereto, since the unaudited consolidated balance sheet of Parent as of November 30, 1999, none of Parent nor its Subsidiaries has:

                     (i) issued any stock, bonds, partnership or membership interests or other securities or equity interests;

                     (ii) incurred any obligations or liabilities for money borrowed;

                     (iii) incurred any material obligations or liabilities, absolute or contingent;

                     (iv) discharged or satisfied any lien, encumbrance or obligation, or paid any material liabilities, absolute or contingent, other than in the ordinary course of the operation of the business;

                     (v) declared or made any dividend payment or distribution to any stockholder, partner or member of any of Parent or its Subsidiaries;

                     (vi) purchased or redeemed any shares of the capital stock or other equity interests of Parent or its Subsidiaries ;

                     (vii) mortgaged or pledged or subjected to lien, charge or other encumbrance, any of its material assets, tangible or intangible;

                     (viii) sold, transferred or disposed of any of its assets except assets used or consumed in the ordinary course of business and obsolete equipment and equipment which has been replaced in the ordinary course of business;

                     (ix) suffered any material adverse change, material damage, disruption of business or losses, whether covered by insurance or not, or waived any rights of substantial value;

                     (x) increased compensation payable to or to become payable by such entity to any of its employees whose salary (inclusive of bonus) is expected to exceed $50,000 in 1999, except for increases in the ordinary course of business to an employee on the anniversary date of such employee's employment, or upon such employee's annual award date, which do not exceed 10% of the base salary of such employee; or

                     (xi) operated its business in any way other than in the ordinary course.

         Section 3.14 Compliance with Law.

                     (a)   Each of Parent and its Subsidiaries:

                           (i) has complied with each, and is not in violation
of any, law, ordinance or governmental rule or regulation to which it or its business is subject, and

                           (ii) has not failed to obtain any license, permit,
certificate or other governmental authorization or inspection necessary to the ownership or use of its assets and properties or to the conduct of its business, which, in the event of any noncompliance, violation or failure to obtain, as the case may be, would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such entity.

                     (b) Except as set forth in Schedule 3.14 hereto, none of Parent nor its Subsidiaries has since (i) in the case of Parent, its date of incorporation, and (ii) in the case of any Subsidiary, the date of its acquisition or formation by Parent, received any claim or notice of any violation, within the past three years, of any building, zoning, fire, health or employment laws, ordinances, rules or regulations relating to the properties, premises, business or employees of such entity, which in the event of any non-compliance or violation would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such entity.

                     (c) None of Parent nor its Subsidiaries has, nor has any director, officer, agent or employee of any such entity: (i) made or agreed to make any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state or province thereof or any other jurisdiction (foreign or domestic); (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on any of its books or records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person or entity, to candidates for public office whether federal, state, local or foreign, where such contributions were or would be violative of applicable law; or (iv) violated the U.S. Federal Corrupt Practices Act of 1977, as amended.

         Section 3.15 Environmental Laws.

                     (a)Each of Parent and its Subsidiaries has obtained and holds all permits, licenses and other authorizations which are required with respect to the operation of its business under Federal, state, provincial, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Hazardous Substances") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes (the "Environmental Laws"), except any permits, licenses and other authorizations the absence of which would not, individually or in the aggregate, materially adversely affect any of Parent or its Subsidiaries, and all such permits, licenses and other authorizations are in good standing and Parent and its Subsidiaries are not in default thereunder.

                     (b) Each of Parent and its Subsidiaries is in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                     (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing notice or demand letter pending or threatened against any of Parent or its Subsidiaries relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                     (d) No events, conditions, activities, practices, incidents, actions or plans of action taken or to be taken by any of Parent or its Subsidiaries are reasonably likely to (i) interfere with or prevent compliance or continued compliance with the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, in any manner which could have a Parent Material Adverse Effect, (ii) give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986, or any other applicable Environmental Laws or similar state, provincial or local laws, or (iii) form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxin or hazardous substance or waste.

                     (e) There are no environmental audits or assessments, analyses of soil, groundwater, indoor and outdoor air, sediment, surface water and asbestos-containing materials relating in whole or in part to Parent and its Subsidiaries, any owned property or any leased real estate undertaken by or on behalf of Parent or any of its Subsidiaries, and there have been no written communications received by Parent relating in whole or in part to the existence of Hazardous Substances at any owned property or lease real estate or any real property previously owned or operated by Parent or its Subsidiaries or the compliance of Parent and its Subsidiaries with respect to any Environmental Law.

                     Section 3.16 Securities Offerings. None of Parent nor its Subsidiaries has offered, or is offering, for sale any of its securities by means of offering memoranda or circulars, subscription agreements, or other documentation which contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading.

                     Section 3.17 Licenses. Each of Parent and its Subsidiaries holds all licenses, franchises, registrations, ordinances, authorizations, permits, certificates, variances, qualifications, exemptions, orders, approvals and waivers of any governmental entity (Federal, state and local) (collectively, "Licenses") which are required for the conduct of its business operations as currently conducted. All of the Licenses are in full force and effect, and no Action is pending or threatened, seeking the revocation or limitation of any of the Licenses. Schedule 3.17 lists all Licenses that are material to the business of each of Parent and its Subsidiaries. Except as indicated on Schedule 3.17, no License will terminate as a result of this Agreement or the transactions contemplated hereby.

                     Section 3.18 License Agreements. Any license agreement with an entertainment property to which Parent or its Subsidiaries has any liability or obligation or is receiving or will become entitled to receive any benefits is listed on Schedule 3.18.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF LOTTERY AND STOCKHOLDER

         Lottery represents and warrants to Parent and Merger Sub as of the date hereof and at the Effective Time as follows:

         Section 4.1 Existence, Good Standing, Corporate Authority. Lottery and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Lottery and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole (a "Lottery Material Adverse Effect"). Lottery and each of its Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties.

         Section 4.2 Authorization, Validity and Effect of Agreements. Lottery has the requisite corporate power and authority to execute and deliver this Agreement and all the Ancillary Agreements. The execution and delivery of this Agreement (and the agreements contemplated hereby to be executed by Lottery) and the consummation by Lottery of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all Ancillary Agreements to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Lottery, enforceable against Lottery in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 4.3 Capitalization. The authorized capital stock of Lottery consists of 20,000,000 shares of Lottery Common Stock and 10,000,000 shares of "blank check" Preferred Stock, of which 5,278,028 shares of Lottery Common Stock are issued and outstanding and 1,000 shares of Series A Preferred Stock are issued and outstanding. Except as set forth on Schedule 4.3, Lottery has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Lottery on any matter. All issued and outstanding shares of Lottery Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         Section 4.4 Options. Except as set forth on Schedule 4.4 hereto, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Lottery, or any of its Subsidiaries, at any time, or upon the happening of any stated event, any capital stock, securities, partnership interests, membership interests or other equity interests of such entity, whether or not presently issued or outstanding, nor are there any outstanding securities, partnership interests, membership interests or other equity interests of any such entity, or any other entity which are convertible into or exercisable or exchangeable for capital stock, or other securities, partnership interests, membership interests or other equity interests of Lottery, or any of its Subsidiaries, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Lottery, or any of its Subsidiaries, or any other entity any securities so convertible or exercisable or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of or with respect to such interests.

         Section 4.5 No Violation. Except as set forth on Schedule 4.5, neither the execution and delivery by Lottery of this Agreement, nor the consummation by Lottery of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation, Bylaws or similar organizational documents of Lottery or any of its Subsidiaries; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Lottery or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Lottery or any of its Subsidiaries is a party, or by which Lottery or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Lottery Material Adverse Effect; (c) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to Lottery or any of its Subsidiaries which would have a Lottery Material Adverse Effect; or (d) other than the filings provided for in Section 1.3, and applicable Regulatory Filings, require any consent, approval or authorization of, or declaration, of or filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make would have a Lottery Material Adverse Effect.

         Section 4.6 Subsidiaries and Affiliates. Except as set forth on
Schedule 4.6 hereto, neither Lottery, nor any of its Subsidiaries owns, directly or indirectly any interest in any other entity. Each of the Subsidiaries of Lottery is listed on Schedule 4.6 and each of such Subsidiaries is wholly-owned by Lottery.

         Section 4.7       Financial Statements.


                     (a) Parent and Merger Sub have previously been furnished with true and complete copies of the following financial statements of Lottery and each of its Subsidiaries:

                           (i) audited consolidated balance sheets as of
December 31, 1998, 1997 and 1996, each certified by Grant Thornton LLP, independent certified public accountants, and an unaudited consolidated balance sheet of Lottery as of September 30, 1999 (the "Balance Sheet Date"), prepared by management (the unaudited balance sheet as of the Balance Sheet Date, the "Company Balance Sheet") in accordance with GAAP; and

                           (ii) audited consolidated statements of income,
retained earnings, cash flows and changes in shareholders equity for the fiscal years ended 1998, 1997 and 1996, each certified by Grant Thornton LLP, independent certified public accountants, and unaudited statements of income, retained earnings, cash flows and changes in shareholders equity for the periods ended September 30, 1999 and 1998, prepared by management in accordance with GAAP.

                     (b) The foregoing financial statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding audited accounting periods (except as may be indicated therein or in the notes thereto). Such financial statements are correct and complete in all respects and are in accordance with the books and records of the applicable entity. As of the date hereof, all the accounts, books, ledgers and financial and other records of whatever kind of each such entity have been properly and accurately kept and are correct and complete in all respects and there are no inaccuracies or discrepancies contained or reflected therein. The financial statements fairly present the consolidated financial position of Lottery as of the dates thereof and the consolidated results of operations and changes in financial position of Lottery for each of the periods then ended.

                     (c) The prepaid insurance, expenses and taxes as set forth on the Company Balance Sheet, or arising since the date thereof, represent amounts of a benefit to future periods.

                     (d) The Company Balance Sheet and the notes thereto, correctly and completely set forth all consolidated liabilities of Lottery as of the date thereof (i) pursuant to all Plans, as that term is defined below, including all unfunded past service costs, (ii) pursuant to all bonus, incentive, compensation, insurance, deferred compensation, severance and other fringe benefit plans, contracts, agreements, arrangements and programs of any type coverage or form, including, without limitation, where applicable, any employee welfare benefit program as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (iii) for vacation pay and compensatory time.

         Section 4.8 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 4.8 hereto, there are no liabilities or obligations (whether absolute, accrued, contingent or otherwise) with respect to either Lottery or any of its Subsidiaries, except (i) liabilities, obligations or contingencies which are accrued or reserved against in the Company Balance Sheet, and (ii) normally recurring liabilities incurred after the Balance Sheet Date in the ordinary course of operations of the business and consistent with past practice.

         Section 4.9       Tangible Personal Property; Sufficiency of Assets.

                     (a) Except as disclosed on Schedule 4.9 hereto, each of Lottery and each of its Subsidiaries has good and valid title to all tangible personal property which it owns or uses in the operations of its business, including all such tangible personal property reflected in the Company Balance Sheet as owned by Lottery, except (x) for personal property leased (exclusive of capitalized leases) pursuant to a written agreement identified on Schedule 4.9 and (y) for such tangible personal property disposed of to third parties since the date of the Balance Sheet Date in the ordinary course of business and consistent with past practice, in each case free and clear of all liens, charges, security interests, assessments, claims or encumbrances of any kind whatsoever ("Liens"), except (i) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other like Liens securing obligations that are not delinquent, (ii) Liens for taxes and other governmental charges which are not due and payable or which may be paid without penalty,
(iii) purchase money liens securing the purchase price of the related personal property listed as purchase money liens on Schedule 4.9; and (iv) other Liens, if any, set forth in Schedule 4.9. Except as set forth in Schedule 4.9, all of the tangible personal property owned or used in the operation of the business of Lottery and the Subsidiaries is in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects.

                     (b) All of the inventory of each of Lottery and its Subsidiaries consists of a quality and quantity reasonably usable and saleable in the ordinary course of business consistent with past practices, subject to normal and customary allowances for spoilage, damage and outdated items reflected on their books and records. All items included in the inventory of each of Lottery and its Subsidiaries are the property of such entity, free and clear of all Liens, are not held by such entity on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by law.

                     (c) Except as set forth on Schedule 4.9, the tangible personal property of each of Lottery and its Subsidiaries which is currently owned or leased by it is, in the aggregate, all of the tangible personal property used to conduct such business in the manner in which such business was conducted during the nine month period ended September 30, 1999 and since such time, except for additions thereto and deletions therefrom in the ordinary course of business and consistent with past practice which could not reasonably be expected to have a Lottery Material Adverse Effect.

         Section 4.10 Real Property.

                     (a) Neither Lottery nor its Subsidiaries owns any real property.

                     (b) Schedule 4.10 lists all real property (including all land and buildings) which is leased by Lottery or a Subsidiary as lessee or sublessee (the "Leased Real Estate"). Lottery has delivered or caused to be delivered to Parent complete and accurate copies of the written leases and subleases which are listed in Schedule 4.10. None of Lottery nor its Subsidiaries has received written notice of condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate. Neither Lottery nor any of its Subsidiaries has received any notice from any city, village or other governmental entity of any zoning, ordinance, building, fire or health code or other legal violations in respect of any Leased Real Estate, other than violations which have been corrected. There are no material structural defects relating to any Leased Real Estate. Except as set forth in
Schedule 4.10:

                           (i) each of the leases or subleases relating to the
Leased Real Estate (each, a "Lease" and collectively, the "Leases") is in full force and effect and valid and binding on the lessor or sublessor and enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies), and all consents required under any Lease in connection with this Agreement and the consummation of the transactions contemplated hereby have been obtained;

                           (ii) no amount payable under any Lease is past due;

                           (iii) each of Lottery and its Subsidiaries is in
compliance in all material respects with all commitments and obligations on its part to be performed or observed under any Lease and is not aware of the failure by any other party to such Lease to comply in all material respects with all of its commitments and obligations;

                           (iv) none of Lottery nor its Subsidiaries has
received any notice (A) of a default (which has not been cured), offset or counterclaim under any Lease, or any other communication calling upon such entity to comply with any provision of any Lease or asserting noncompliance, or asserting such entity has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of such entity or any other party thereto, or (B) of any action, complaint, claim, prosecution, indictment, suit, arbitration, investigation or proceeding (an "Action") by or before any governmental entity against any party under any Lease which if adversely determined could result in such Lease being terminated or modified in a manner adverse to such entity;

                           (v) none of Lottery nor its Subsidiaries has
assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease; and

                           (vi) none of Lottery nor its Subsidiaries has
exercised, or failed to exercise within the time prescribed in each Lease, any option provided therein to extend or renew the term thereof.

                     (c) The Leased Real Estate constitute, in the aggregate, all of the real property used to conduct the business of Lottery and its Subsidiaries in the manner in which such business was conducted during the nine month period ended September 30,1999 and since such time. Except as set forth on
Schedule 4.10, no consent is required of any party to any of the Leases by virtue of this Agreement, and the consummation of any of the transactions contemplated hereby will not result in the termination of any Lease or a material alteration of the terms of any Lease. Except as set forth on Schedule 4.10, none of the Leased Real Estate is owned, in whole or in part, by any director, officer, stockholder, partner or member of Lottery or any of its Subsidiaries, by any affiliate of any affiliate of Lottery or any of its Subsidiaries, or by any entity created for the benefit of any family member(s) of any of the foregoing persons.

         Section 4.11 Machinery and Equipment. Neither Lottery nor its Subsidiaries owns any machinery or equipment.

         Section 4.12 Patents, Trademarks, Domain Names, Trade Names, Etc.
Schedule 4.12 sets forth, as of the date hereof, a correct and complete list of
(a) all patents and patent applications, and all trademarks, service marks, domain names, trade names and registered copyrights, owned by Lottery or its Subsidiaries or in which Lottery or its Subsidiaries has rights, through license or otherwise, and all licenses and other agreements relating thereto; and (b) all agreements relating to third party technology, know-how and processes which Lottery or its Subsidiaries is licensed or authorized to use (collectively, the "Intellectual Property"). Lottery and its Subsidiaries hold free from contractual restrictions and any other restriction, except those restrictions imposed by law or governmental regulation, or any license or other agreement relating thereto, all Intellectual Property. As of the date hereof, there are no unresolved claims made and there has not been communicated to Lottery or its Subsidiaries the threat of any claim that the holder of such Intellectual

Property is in violation of or infringing any service mark, patent, trademark, trade name, trademark or trade name registration, domain name, copyright or copyright registration of any third party. Lottery or its Subsidiaries is the owner of, or has a valid license to use, the patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formula and other proprietary and trade rights necessary for the conduct of Lottery or its Subsidiaries' business as now conducted, without any known conflict with the rights of others, and Lottery or its Subsidiaries has not knowingly forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formula or other proprietary right necessary for the conduct of Lottery or its Subsidiaries' business as conducted on the date hereof. To the knowledge of Lottery or its Subsidiaries, no person is infringing any of the Intellectual Property. Lottery has previously delivered to Parent and Merger Sub true, correct and complete copies of all such documents.

         Section 4.13 Contracts.  Schedule 4.13 lists each and every:

                           (i) contract or commitment to which any of Lottery
and its Subsidiaries is a party not made in the ordinary course of business or continuing over a period of more than six months from the date hereof or under which payments are to be made or received;

                           (ii) contract with or commitment to employees,
advisors, consultants or their Affiliates;

                           (iii) debt instrument, including, without limitation,
any loan agreements, promissory notes, security agreements or other evidences of indebtedness, where any of Lottery or its Subsidiaries is a lender or borrower;

                           (iv) contract, commitment or arrangement restricting
any of Lottery or its Subsidiaries , or any of their respective employees from engaging in business or from competing in any line of business with any other parties;

                           (v) contract, agreement or arrangement to which
Lottery or its Subsidiaries is a party (whether as an original party or an assignee or successor) for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person or entity;

                           (vi) contract or commitment to which Lottery or its
Subsidiaries is a party (whether as an original party or an assignee or successor) for any charitable or political contribution;

                           (vii) loan agreement, security agreement, note,
debenture, or other contract or commitment (except for this Agreement) limiting or restraining Lottery or its Subsidiaries from declaring, setting aside, authorizing or making payment of any dividend or any distribution, whether in cash or property;

                           (viii) joint venture or partnership agreement to
which Lottery or its Subsidiaries is, directly or indirectly, a party (whether as an original party or as an assignee or successor);

                           (ix) agreement or agreements to which Lottery or its
Subsidiaries is a party (whether as an original party or as an assignee or successor) with respect to any assignment, discounting or reduction of any receivables, other than normal trade discounts, of Lottery or its Subsidiaries ;

                           (x) distributorship, sales agency, sales
representative or marketing agreement;

                           (xi) any license pursuant to which Lottery or its
Subsidiaries has any liability or obligation or is receiving or will become entitled to receive any benefits, and any permit pursuant to which such entity currently operates its business;

                           (xii) existing agreements, options, commitments or
rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of Lottery or its Subsidiaries, except for those contracts for the sale of inventory entered into in the ordinary course of business; and

                           (xiii) existing agreements, options, commitments or
rights ("Acquisition Contracts") to acquire any assets or properties, real, personal or mixed, or any interest therein, except for those relating to the acquisition of inventory in the ordinary course of business, and letters of intent, agreements-in-principal and heads of agreement ("Letters of Intent") with respect to any of the foregoing.

         Lottery has heretofore delivered to Parent and Merger Sub true, correct and complete copies of all documents described in Schedule 4.13.

         Section 4.14 Absence of Default. Except as set forth in Schedule 4.14 hereto, each of Lottery and its Subsidiaries has complied with and performed all of its respective obligations required to be performed under all material contracts, agreements and leases to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, and is not in default in any material respect under any contract, agreement, lease, loan, undertaking, commitment or other obligation; and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. Lottery, after due inquiry of each Subsidiary, has no knowledge that any party has failed to comply with or perform all of its obligations required to be performed under any material contract, agreement or lease to which Lottery or its Subsidiaries is a party (whether as an original party or as an assignee or successor) as of the date hereof, or that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default by such party thereunder. In addition, except as disclosed in Schedule 4.14, Lottery, after due inquiry of each Subsidiary, has no knowledge of any facts or circumstances which make a default by any party to any material contract or obligation likely to occur subsequent to the date hereof. Lottery intends to enter into a definitive agreement with respect to each Letter of Intent and has not received any notice that a party to any Letter of Intent intends not to enter into such a definitive agreement.

         Section 4.15 Insurance. Each of Lottery and its Subsidiaries maintains insurance coverages on its structures, facilities, fixtures, machinery, equipment, motor vehicles, inventory and other properties and assets and with respect to its employees and operations, covering risks which are prudently insured against by similar businesses. Lottery has previously furnished to Parent and Merger Sub a correct and complete description of all such policies or binders of insurance held by or on behalf of Lottery and its Subsidiaries or any of its or their properties or assets (specifying the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number, the premium and any agent or broker). Except as may otherwise have been disclosed to Parent and Merger Sub in writing (i) no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by either Lottery or its Subsidiaries from January 1, 1999 to the date hereof, and (ii) Lottery, after due inquiry of each Subsidiary has no knowledge of any state of facts or the occurrence of any event which reasonably might form the basis of any claim against or relating to its or their businesses or operations or any of their assets or properties which are covered by any of such policies or binders which might substantially increase the insurance premiums payable under any such policy or binder. Lottery has previously furnished to Parent and Merger Sub a correct and complete description of all outstanding performance bonds which have been delivered to any person in connection with the business and operations of each of Lottery and its Subsidiaries.

         Section 4.16 Third Party Options. Except as set forth pursuant to
Section 4.13(xiii) hereof, there are no existing agreements, options, commitments or rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of Lottery or its Subsidiaries, except for those contracts entered into by any of them in the ordinary course of business.

         Section 4.17 Distributions, Satisfactions, Obligations. Except as disclosed in Schedule 4.17 hereto, since the Balance Sheet Date, none of Lottery nor its Subsidiaries has:

                           (i) issued any stock, bonds, partnership or
membership interests or other securities or equity interests;

                           (ii) incurred any obligations or liabilities for
money borrowed;

                           (iii) incurred any material obligations or
liabilities, absolute or contingent;

                           (iv) discharged or satisfied any lien, encumbrance or
obligation, or paid any material liabilities, absolute or contingent, other than in the ordinary course of the operation of the business;

                           (v) declared or made any dividend payment or
distribution to any stockholder, partner or member of any of Lottery or its Subsidiaries;

                           (vi) purchased or redeemed any shares of the capital
stock or other equity interests of Lottery or its Subsidiaries;

                           (vii) mortgaged or pledged or subjected to lien,
charge or other encumbrance, any of its material assets, tangible or intangible;

                           (viii) sold, transferred or disposed of any of its
assets except assets used or consumed in the ordinary course of business and obsolete equipment and equipment which has been replaced in the ordinary course of business;

                           (ix) suffered any material adverse change, material
damage, disruption of business or losses, whether covered by insurance or not, or waived any rights of substantial value;

                           (x) increased compensation payable to or to become
payable by such entity to any of its employees whose salary (inclusive of bonus) is expected to exceed $50,000 in 1999, except for increases in the ordinary course of business to an employee on the anniversary date of such employee's employment, or upon such employee's annual award date, which do not exceed 10% of the base salary of such employee; or

                           (xi) operated its business in any way other than in
the ordinary course.

         Section 4.18 Capital Expenditures. Except as set forth in Schedule 4.18 hereto, none of Lottery nor its Subsidiaries has made or budgeted for any capital expenditures or commitments, whether or not contracted for, in an aggregate amount exceeding $50,000.

         Section 4.19 Litigation. Except as set forth in Schedule 4.19 hereto, as of the date hereof, there are no actions, suits, material labor disputes or arbitrations, legal or administrative proceedings or investigations pending against Lottery or its Subsidiaries and no actions, suits, material labor disputes or arbitrations, legal or administrative proceedings or investigations are contemplated or threatened against Lottery or its Subsidiaries or any of its or their assets, properties or businesses, nor is any basis known by Lottery, after due inquiry of each Subsidiary, to exist for any such action or for any governmental investigation relating to any of Lottery or its Subsidiaries or its or their properties or businesses. Neither Lottery nor its Subsidiaries nor their assets, properties or business, are subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal.

         Section 4.20      Compliance with Law.

                     (a)   Each of Lottery and its Subsidiaries:

                           (i) has complied with each, and is not in violation
of any, law, ordinance or governmental rule or regulation to which it or its business is subject, and

                           (ii) has not failed to obtain any license, permit,
certificate or other governmental authorization or inspection necessary to the ownership or use of its assets and properties or to the conduct of its business, which, in the event of any noncompliance, violation or failure to obtain, as the case may be, would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such entity.

                     (b) Except as set forth in Schedule 4.20 hereto, none of Lottery nor its Subsidiaries has since (i) in the case of Lottery, its date of incorporation, and (ii) in the case of any Subsidiary, the date of its acquisition or formation by Lottery, received any claim or notice of any violation, within the past three years, of any building, zoning, fire, health or employment laws, ordinances, rules or regulations relating to the properties, premises, business or employees of such entity, which in the event of any non-compliance or violation would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such entity.

                     (c) None of Lottery nor its Subsidiaries has, nor has any director, officer, agent or employee of any such entity: (i) made or agreed to make any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state or province thereof or any other jurisdiction (foreign or domestic); (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on any of its books or records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person or entity, to candidates for public office whether federal, state, local or foreign, where such contributions were or would be violative of applicable law; or (iv) violated the U.S. Federal Corrupt Practices Act of 1977, as amended.

         Section 4.21 Transactions with Affiliates. None of Lottery nor its Subsidiaries nor any current director or officer thereof controls or during the last three years has controlled, directly or indirectly, any business, corporate or otherwise, which is or was a party to any agreement, business arrangement or course of dealing with any of Lottery or its Subsidiaries or any property or asset which was the subject of any agreement, business arrangement or course of dealing with any of Lottery or its Subsidiaries.

         Section 4.22 Prohibited Payments. Neither Lottery nor its Subsidiaries, nor any of their respective officers, directors, employees, agents or affiliates has offered, paid, or agreed to pay to any person or entity, including any governmental official, or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of obtaining or maintaining business for any such entity or otherwise affecting the business, operations, prospects, properties, or condition (financial or otherwise) of any such entity and which is or was in violation of any ordinance, regulation or law, or not properly and correctly recorded or disclosed on the books and records of such entity. None of Lottery nor its Subsidiaries has engaged in any transaction, maintained any bank account or used any other funds except for transactions, bank accounts and funds which have been and are properly and correctly reflected in the normally maintained books and records of such entity.

         Section 4.23      Tax Matters.

                     (a) "Tax(es)" shall mean all taxes, assessments and other charges, including any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state, local or other government or taxing authority, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature, including, without limitation, Taxes imposed by reason of transferee or successor liability.

                     (b) Each of Lottery and its Subsidiaries has timely filed with the appropriate taxing authorities all returns, declarations and reports (including, without limitation, information returns and other statements or information) in respect of Taxes (collectively, "Tax Returns") required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date. The Tax Returns filed are complete and accurate in all material respects. Lottery and its Subsidiaries have not requested any extension of time within which to file any Tax Returns. Lottery and its Subsidiaries have delivered to the Parent complete and accurate copies of their respective federal, state and local Tax Returns for the last three (3) fiscal years. No amended Tax Returns or refund claims have been or are scheduled to be filed by or on behalf of Lottery or its Subsidiaries.

                     (c) All Taxes for which Lottery or its Subsidiaries is or may be liable, whether or not shown as due on any Tax Return, in respect of periods beginning before the Closing Date, have been timely paid, and Lottery and its Subsidiaries do not have any liability for Taxes in excess of the amounts so paid. There are no Taxes for which Lottery or its Subsidiaries is or may become liable that will apply in a period or a portion thereof beginning on or after the Closing Date and that are attributable to income earned or activities of Lottery or its Subsidiaries occurring before the Closing Date. All required Tax estimates, deposits, prepayments and similar reports or payments for current periods have been properly made.

                     (d) No deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other governmental authority against Lottery or its Subsidiaries. There are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes, and there are no matters under discussion with any taxing or governmental authorities with respect to Taxes that in the reasonable judgement of Lottery or its Subsidiaries, or its counsel, are likely to result in additional liability for Taxes. No notice or claim has ever been made by any governmental authority in a jurisdiction where Lottery or its Subsidiaries do not file Tax Returns that it is or may be subject to Taxes in that jurisdiction. There have been no audits of federal, state and local returns for Taxes by any taxing or governmental authorities and Lottery or its Subsidiaries have not been notified that any taxing or governmental authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to Lottery or its Subsidiaries. No power of attorney has been executed by Lottery or its Subsidiaries with respect to any matters relating to Tax which is currently in force.

                     (e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on Lottery or its Subsidiaries' assets and no basis exists for the imposition of any such liens.

                     (f) None of Lottery or its Subsidiaries' assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

                     (g) None of Lottery or its Subsidiaries' assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                     (h) None of Lottery or its Subsidiaries' assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                     (i) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                     (j) All elections with respect to Taxes affecting Lottery or its Subsidiaries as of the date hereof are set forth on Schedule 4.23. Lottery or its Subsidiaries have not consented at any time under Section 341(f)(1) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any disposition of Lottery or its Subsidiaries' assets. Lottery and its Subsidiaries have not agreed to make, nor is required to make, any adjustments under Section 481(a) of the Code by reason of a change in the accounting method or otherwise.

                     (k) There are no tax sharing agreements or similar arrangements with respect to or involving Lottery or its Subsidiaries. Lottery and its Subsidiaries are not parties to any contractual obligation requiring the indemnification of any person with respect to the payment of Taxes.

                     (l) Lottery and its Subsidiaries are not parties to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

                     (m) As of the Closing Date, Lottery and its Subsidiaries are not parties to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

         Section 4.24 Employee Benefit Plans

                     (a) Schedule 4.24 sets forth a list of all of employee benefit plans, funds or programs (within the meaning of ERISA), funds or programs whether or not they are or are intended to be (i) covered or qualified under the Code or ERISA or any other applicable law, (ii) written or oral, (iii) formal or informal, (iv) funded or unfunded, or (v) generally available to all employees of each of Lottery and its Subsidiaries, which were or are established or maintained by such entity and all other compensation practices, policies, terms or conditions, wether written or unwritten (individually, a "Plan", and collectively, the "Plans"). For purposes of this Section 4.24, the term "Company" shall mean and include Lottery and its Subsidiaries and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes any of Lottery or its Subsidiaries; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with any Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes any Company; and any other entity required to be aggregated with any Company pursuant to regulations under Section 414(o) of the Code.

                     (b) Lottery has not contributed or been obligated to make any contributions for the six-year period ending on the Closing Date, to any multi-employer plans (within the meaning of Section 3(37) of ERISA).

                     (c) Lottery has previously furnished to Parent and Merger Sub (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports prepared within the past five years, and (v) true and complete copies of all filings submitted to and any correspondence received from any government agency within the past five years.

                     (d) No Plan is intended to be or required to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code.

                     (e) The Plans and provisions thereof, the trusts created thereby, and the operation of the Plans are in compliance with and conform to applicable provisions of all applicable laws, including, but not limited to, the Code, ERISA, other statutes, and governmental rules and regulations and there have been and there exist no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.

                     (f) Each Company has made, or will make, all contributions to the applicable Plans for all periods up to the Closing Date as required by the terms of the Plans, the Code and ERISA and has accrued under financial statements all contributions that will have to be made with respect to the Plans as of the Closing Date. Each most recent Plan audit report and annual report, certified by the Plan's auditors, fairly presents the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500 or audited annual financial statement.

                     (g) With respect to any Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"), (i) each such Welfare Plan the contributions to which are claimed as a deduction under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund within the meaning of Section 419 of the Code that comprises part of a Welfare Plan, there is no disqualified benefit within the meaning of
Section 4976(b) of the Code that would subject the Company to a tax under
Section 4976(a) of the Code, and (iii) any such Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code meets all of the requirements of Section 4980B of the Code. Lottery has previously furnished to Parent and Merger Sub a list of all Welfare Plan benefits being provided or that will be provided to all former employees (or other participants and beneficiaries) and the accrued liabilities of same.

                     (h) The consummation of the transaction contemplated hereby will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any participant or beneficiary (as such terms are defined in Section 3 of ERISA) may be entitled thereunder.

                     (i) No Plan is in the process of being (i) amended in any manner that would directly or indirectly increase the benefit accrued or which may be accrued by any participant thereunder, or (ii) amended in any manner that would materially increase the cost of maintaining such Plan.

                     (j) Each Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification registration or approval.

                     (k) All contributions (including premiums) required by law or contract to have been made or approved by Lottery or its Subsidiaries under or with respect to the Plans have been paid or accrued by Lottery. Without limiting the foregoing, there are no unfunded liabilities under any Plan.

                     (l) There are no pending or threatened matters, actions, audits, suits, claims, investigations, litigation or other enforcement actions against Lottery or its Subsidiaries with respect to any of the Plans.

                     (m) There are no actions, suits or claims pending or, to the best knowledge of Lottery, threatened by former or present employees of Lottery or its Subsidiaries (or their beneficiaries) or any union representing employees of the Company with respect to the Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

                     (n) No conditions or event has occurred with respect to the Plans which has or could reasonably be expected to result in a liability to Lottery or its Subsidiaries.

         Section 4.25      Executive Employees.

                     (a) Annexed hereto as Schedule 4.25 is a correct and complete list of the names, titles and current annual salary rates of and bonuses paid or payable (including the value of any stock-based compensation) to all present non-union officers, employees and consultants of each of Lottery and its Subsidiaries whose 1999 annual salary or compensation (including bonuses paid or payable in 1998 or thereafter) is expected to exceed $50,000 ("Executive Employees").

                     (b) Neither Lottery nor any of its Subsidiaries has any employment agreement with, and does not maintain any Plan with respect to, any Executive Employees or other employees, except as disclosed on Schedule 4.25.

                     (c) All information and other relevant documentation relating the financial condition of Lottery and its Subsidiaries provided to Parent or Merger Sub by Lottery accurately reflect all outstanding liability relating to compensation for length of service, overtime (including, without limitation, banked overtime), vacation or holiday pay, salary, bonuses, stock options or any other compensation owed or owing to any and all employees and consultants of each of Lottery and its Subsidiaries.

         Section 4.26 Employees. Annexed hereto as Schedule 4.26 is a correct and complete list of all labor and collective bargaining agreements (whether written or oral) to which each of Lottery or its Subsidiaries is a party or by which any of them is bound, and all employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, severance, welfare or incentive agreements, plans or contracts (other than those identified herein) to which any of them is a party. Lottery has delivered copies of all such agreements, contracts and plans to Parent and Merger Sub. None of Lottery nor any of its Subsidiaries is in default with regard to any of such agreements, plans or contracts. Each of Lottery and its Subsidiaries is in compliance in all material respects with all applicable laws relating to the employment of labor. There are no controversies (other than routine grievances) pending or threatened, between any of Lottery or its Subsidiaries, and any of its employees, consultants or labor unions or other collective bargaining units representing any of its employees. No unfair labor practice complaints have been filed against any of Lottery or its Subsidiaries with the National Labor Relations Board or other appropriate authority, and none of Lottery nor its Subsidiaries has received any notice or communication reflecting an intention or a threat to file any such complaint.

         Section 4.27      Environmental Laws.

                     (a) Each of Lottery and its Subsidiaries has obtained and holds all permits, licenses and other authorizations which are required with respect to the operation of its business under Federal, state, provincial, local and foreign laws relating to pollution or protection of the environment, including laws relating to Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the Environmental Laws, except any permits, licenses and other authorizations the absence of which would not, individually or in the aggregate, materially adversely affect any of Lottery or its Subsidiaries, and all such permits, licenses and other authorizations are in good standing and Lottery and its Subsidiaries are not in default thereunder.

                     (b) Each of Lottery and its Subsidiaries is in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                     (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing notice or demand letter pending or threatened against any of Lottery or its Subsidiaries relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                     (d) No events, conditions, activities, practices, incidents, actions or plans of action taken or to be taken by any of Lottery or its Subsidiaries are reasonably likely to (i) interfere with or prevent compliance or continued compliance with the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, in any manner which could have a Lottery Material Adverse Effect, (ii) give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986, or any other applicable Environmental Laws or similar state, provincial or local laws, or (iii) form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxin or hazardous substance or waste.

                     (e) Lottery has made available to Parent and Merger Sub true and correct copies of, all environmental audits or assessments, analyses of soil, groundwater, indoor and outdoor air, sediment, surface water and asbestos-containing materials relating in whole or in part to Lottery and its Subsidiaries, any owned property or any Leased Real Estate undertaken by or on behalf of Lottery or any of its Subsidiaries, and any written communications received by Lottery relating in whole or in part to the existence of Hazardous Substances at any owned property or Leased Real Estate or any real



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



property previously owned or operated by Lottery or its Subsidiaries or the compliance of Lottery and its Subsidiaries with respect to any Environmental Law.

         Section 4.28 Bank Accounts, Letters of Credit and Powers of Attorney.
Schedule 4.28 sets forth a true and correct list of (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each of Lottery and its Subsidiaries, (b) all outstanding letters of credit issued by financial institutions for the account of each of Lottery and its Subsidiaries (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each person who has a power of attorney to act on behalf of each of Lottery and its Subsidiaries. Lottery has heretofore delivered to Parent and Merger Sub true, correct and complete copies of each such letter of credit and each such power of attorney.

         Section 4.29 Minute Books; Records. The minute books and/or other official records, as applicable, of each of Lottery and its Subsidiaries as previously made available to Parent and Merger Sub for inspection, contain complete and accurate records of all meetings and accurately reflect all other action of the stockholders, boards of directors, management committees or other governing bodies, as applicable, of each of Lottery and its Subsidiaries. The stock certificate books, stock transfer ledgers and/or capital account records, as applicable, of each of Lottery and its Subsidiaries as previously made available to Parent and Merger Sub for inspection, are true and complete. All stock and/or other applicable transfer taxes levied or payable with respect to all transfers of shares and/or other equity interests, as applicable, of each of Lottery and its Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

         Section 4.30 Full Disclosure. No representation or warranty by Lottery in this Agreement, any Schedule hereto or in any list, certificate, document or written statement delivered by Lottery to Parent or Merger Sub pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein, in the light of the circumstances under which it was made, not misleading. Except as described in the Schedules hereto or in any list, certificate, document or written statement delivered or to be delivered, all documents and agreements are valid and effective in accordance with their respective terms, and there is not under any of such documents or agreements, or any obligation, covenant or condition contained therein, any existing default by any of Lottery or its Subsidiaries or any other party, or event which with notice, lapse of time, or both, would constitute a default which would have a Lottery Material Adverse Effect. There is no fact known to Lottery, which Lottery has not disclosed or will not disclose to Parent and Merger Sub which adversely affects or, so far as Lottery, can now reasonably foresee, which may adversely affect, the continued operation of any Lottery or its Subsidiaries.

         Section 4.31 Securities Offerings. None of Lottery nor its Subsidiaries has offered, or is offering, for sale any of its securities by means of offering memoranda or circulars, subscription agreements, or other documentation which contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading.

         Section 4.32 Brokers or Finders. Lottery and its Subsidiaries have not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Lottery or its Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.33 Licenses. Each of Lottery and its Subsidiaries holds all Licenses which are required for the conduct of its business operations as currently conducted. All of the Licenses are in full force and effect, and no Action is pending or threatened, seeking the revocation or limitation of any of the Licenses. Schedule 4.33 lists all Licenses that are material to the business of each of Lottery and its Subsidiaries. Except as indicated on Schedule 4.33, no License will terminate as a result of this Agreement or the transactions contemplated hereby.

         Section 4.34 Lottery Proxy Statement. The information supplied or to be supplied by Lottery and any Subsidiary thereof for inclusion in either the Parent Proxy Statement or the Lottery Proxy Statement, as the case may be, including any amendments and supplements thereto, will not either at the date mailed to stockholders or at the time of such stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Alternative Proposals. From the date hereof until the Closing Date or the termination of this Agreement pursuant to Article VII, each party agrees that (a) neither it nor any of its Subsidiaries shall, nor shall it, nor any of its Subsidiaries permit their respective officers, directors, employees, agents, representatives or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by them) to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation any proposal or offer to its or their stockholders) which constitutes or is reasonably likely to lead to any Alternative Proposal, as hereinafter defined, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or otherwise cooperate in any way with, any corporation, partnership, person or other entity or group (each a "Third Party") relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.1; provided that, with respect to clauses (a) and (b) of this Section 5.1, the Board of Directors of the party receiving an unsolicited Alternative Proposal may, in the event of an unsolicited Alternative Proposal, engage in negotiations or discussions with, or provide information or data to, any Third party relating to an Alternative Proposal if (i) the Alternative Proposal is a bona fide fully-financed written offer submitted to such party's Board of Directors and such Board of Directors, after consulting with a nationally recognized investment bank, determines that such Alternative Proposal is a Superior Proposal (as hereinafter defined) and
(ii) such party's Board of Directors determines, after having received the written opinion of outside legal counsel to such party that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of such party's Board of directors under applicable law. Then in such event, such party's Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend the Superior Proposal or terminate this Agreement pursuant to Section 7.1(e) or (f), hereof as the case may be. The other party shall have the right to match any such Superior Proposal, and have such matching proposal immediately accepted by the party receiving the unsolicited Alternative Proposal for five business days after such party is informed of the necessary determination in clauses (i) and (ii) of the preceding sentence with respect to such Superior Proposal; and (c) it will notify the other party immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Third Party with respect to an Alternative Proposal or which could lead to an Alternative Proposal and immediately notify the other party of all material terms of any proposal which it may receive in respect of any such Alternative Proposal, including the identity of the Third Party making the Alternative Proposal or the request for information, if known, and thereafter shall inform Parent on a timely, ongoing basis of the status and content of any discussions or negotiations with such Third Party, including immediately reporting any material changes to the terms and conditions thereof. As used herein, "Alternative Proposal" means any inquiry, proposal or offer from any Third Party relating to a direct or indirect acquisition or purchase of 15% or more of any class of equity securities or Lottery or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Third party beneficially owning 15% or more of any class of equity securities of Lottery of any of its Subsidiaries, any merger consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving Lottery or any of its Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

         Section 5.2 Interim Operations of Lottery and Parent. Prior to the Effective Time, unless a party has consented in writing thereto, the other party and each of its Subsidiaries:

                     (a) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                     (b) shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                     (c) shall not amend its Certificate of Incorporation or its Bylaws or comparable governing instruments;

                     (d) shall promptly notify the other party of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

                     (e) shall not (A), issue or redeem any capital stock or otherwise change its capitalization as it existed on the date hereof other than as contemplated by Section 3.3 or Section 4.3; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any capital stock; (C) increase any compensation or enter into or amend any employment or consultant agreement with any of its present or future officers, directors or employees; (D) grant, pay or admit liability to pay any severance or termination package to any employee or consultant; or (E) adopt any new employee benefit plan (including any stock option, benefit or purchase plan) or amend any existing employee benefit plan in any respect;

                     (f) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

                     (g) shall not enter into any material transaction, or agree to enter into any material transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a substantial portion of assets or capital stock;

                     (h) shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others;

                     (i) shall not make any loans, advances or capital contributions to, or investments in, any other person;

                     (j) shall not make or commit to make any capital expenditures except as set forth in Schedule 5.2-A in the case of Lottery or
Schedule 5.2-B in the case of Parent;

                     (k) shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate or enter into any transaction with any Affiliate;

                     (l) shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

                     (m) shall not grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind;

                     (n) shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect; and

         Section 5.3 Filings; Other Action.


                     (a) Subject to the terms and conditions herein provided, Lottery and Parent shall use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and Lottery shall take all such necessary action.


                     (b) (i) Lottery and Parent shall give any notices to third parties, and use all reasonable efforts to obtain any third party consents, necessary, proper or advisable to consummate the transactions contemplated in this Agreement, including, without limitation, the consents of any lenders, landlords or parties to agreements under which a breach, with notice or lapse of time or both, would result in the termination or cancellation thereof, accelerate the performance required thereby, result in the triggering of any payment or other material obligation pursuant thereto, result in the creation of any lien, security interest, charge or encumbrance upon any material properties of Lottery or any of its Subsidiaries thereunder, or result in such agreements being declared void, voidable or without further binding effect.

                           (ii) In the event that either party shall fail to
obtain any third party consent described in subsection (b) (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon Lottery and Parent, their Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                     (c) From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the others of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Lottery or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant hereto shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         Section 5.4 Inspection of Records. From the date hereof to the Effective Time, each party shall (a) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to its offices, records and files, correspondence, audits and properties, as well as to all information relating to its commitments, contracts, titles and financial position, or otherwise pertaining to its business and affairs; (b) furnish to each party and its representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct its employees, counsel and financial advisors to cooperate with the other party and its representatives in their investigation of its business.

         Section 5.5 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         Section 5.6 Break-Up Fees; Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise provided herein, be split equally between Lottery and Parent; provided, however, that in the event that this Agreement is terminated pursuant to Sections 7.1(c), 7.1(d), 7.1(e) or 7.1(f), the party whose breach, or in the case of 7.1(e) and 7.1(f) the decision to terminate, has led to such termination shall bear all of the costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all such costs and expenses incurred by the non-breaching party. Such costs and expenses (including, without limitation, fees and expenses payable to all governmental authorities, banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees and expenses of counsel, accountants, financial printers, proxy solicitors, exchange agents, experts and consultants), shall be reimbursed whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of the transactions contemplated hereby.

         Section 5.7 Survival of Representations and Warranties. Notwithstanding any right of party to investigate the affairs of the other and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, such party has the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby for a period of two years following the Effective Time.

         Section 5.8 Governmental Approvals. As promptly as practicable after the execution of this Agreement, Parent, Merger Sub and Lottery shall make any filings or applications for consent required from any governmental authority in connection with this Agreement and the transactions contemplated hereby, and shall use their commercially reasonable efforts to obtain any such consents.

         Section 5.9 Public Announcements. Each party to this Agreement and their respective Subsidiaries shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby and shall not issue any such press release (unless required by applicable law) or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld.

         Section 5.10 Lottery Stockholders Meeting. Lottery shall call a meeting of its stockholders (the "Lottery Stockholder Meeting") to be held as promptly as practicable for the purpose of considering and voting upon this Agreement and the Merger. The Board of Directors of Lottery shall recommend that the stockholders of Lottery approve this Agreement and the Merger (the "Lottery Stockholder Approval").

         Section 5.11 Parent Stockholders Meeting. If required by applicable law for the consummation of the Merger, Parent shall call a meeting of its stockholders (the "Parent Stockholder Meeting") to be held as promptly as practicable for the purpose of considering and voting upon the Merger and, if such a meeting is required in order to consummate the Merger, the other the proposals listed in Section 1.7 hereof. If such a meeting is required, the Board of Directors of Parent shall recommend that the stockholders of Parent approve such proposals (the "Parent Stockholder Approval").

         Section 5.12 Proxy Statement.

                     (a) As promptly as practicable after the execution of this Agreement, (i) Lottery and Parent shall comply with applicable corporate and securities laws and, if required by applicable law, prepare and file with the SEC, a proxy statement relating to the Lottery Stockholder Meeting and Parent Stockholder Meeting, as the case may be, to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Lottery Proxy Statement" and "Parent Proxy Statement," respectively). Each of Parent and Lottery shall cause the Proxy Statement, if required, to comply as to form in all material respects with the applicable provisions of the Exchange Act. Lottery and Parent shall furnish to the other all information concerning Lottery and Parent as the other may reasonably request in connection with the preparation of the documents referred to herein.

                     (b) The information supplied by each of Parent and Lottery for inclusion in each of the Lottery Proxy Statement or Parent Proxy Statement, as the case may be, shall not, at (i) the time the Lottery Proxy Statement or Parent Proxy Statement is first mailed to the stockholders of Lottery or

Parent, respectively, (ii) the time of the Lottery Stockholders Meeting or Parent Stockholders Meeting or (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Lottery, Parent or any of their respective Subsidiaries or officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to either the Lottery Proxy Statement or Parent Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

         Section 5.13 Blue Sky. Parent shall use its commercially reasonable efforts to obtain prior to the Effective Time all approvals or permits required to carry out the transactions contemplated hereby under applicable securities laws and regulations ("Blue Sky Laws") in connection with the issuance of the Parent Common Stock in the Merger; provided, however, that with respect to such qualifications Parent shall not be required to register or qualify as a foreign corporation or take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now subject. Lottery shall cooperate with Parent in the making of all required filings under the Blue Sky Laws in connection with the issuance of Parent Common Stock in the Merger.

         Section 5.14 Affiliates. If applicable, at least ten (10) days prior to the mailing of the Lottery Proxy Statement (a) Lottery shall deliver to Parent a letter identifying all persons who may be deemed to be affiliates of under Rule 145 of the Securities Act as of the record date of the Lottery Stockholders Meeting, including, without limitation, all of its directors and executive officers (the "Rule 145 Affiliates") and (b) Lottery shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form of Exhibit A hereto.

         Section 5.15 Registration Rights. Parent agrees to file a registration statement, at its expense, covering the resale of shares of Parent Common Stock issued in the Merger on the earlier of a date which is (a) six months after the closing of the public offering contemplated by the letter of intent referred to in Section 6.3(g), and (b) if such public offering has not commenced within six months after the Effective Date or has commenced and terminated, six months after the date of this Agreement. Parent shall use its best efforts to cause such registration statement to become effective as soon as practicable. Notwithstanding the foregoing, if the Board of Directors of Parent in good faith determines that the filing of the registration statement would materially adversely affect Parent by forcing premature disclosure of a pending material event or otherwise, Parent may postpone the filing of such registration statement by up to 90 days. Holders of a majority of the shares of Parent Common Stock received in the Merger shall entitled to waive or amend any provision of this Section 5.15, provided such waiver is in writing.



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



                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligation of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                     (a) Lottery shall have received the Lottery Stockholder Approval.

                     (b) Parent shall, if required by applicable law, have received the Parent Stockholder Approval.

                     (c) All necessary regulatory and governmental approvals and consents shall have been obtained.

                     (d) If either party has satisfied the conditions set forth in this Section (Section 6.2 for Parent and Section 6.3 for Lottery) and the other party has not satisfied such conditions within 60 days after the date hereof, the party satisfying such conditions may terminate this Agreement.

         Section 6.2 Conditions to Obligation of Lottery to Effect the Merger. The obligation of Lottery to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                     (a) Parent shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Parent on or prior to the Closing Date, and Lottery shall have received a certificate of the President or Vice President of Parent dated the Closing Date, certifying to such effect.

                     (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing, and Lottery shall have received a certificate of the President or Vice President of Parent, dated the Closing Date, certifying to such effect.

                     (c) The Board of Directors of Lottery shall have received from an investment banking firm a written opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Lottery from a financial point of view, provided, that if Lottery shall not have determined by written notice to Parent given within 15 business days of the date of this Agreement to obtain such a fairness opinion, this subsection (c) shall no longer be a condition to Lottery's obligation to effect the Merger.

                     (d) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall be subject to the reasonable approval of



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



Dinsmore & Shohl LLP, counsel to Lottery, and Parent shall have furnished such counsel all documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                     (e) Lottery shall have been furnished with an opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to Parent and Merger Sub, substantially in the form of Exhibit C hereto.

         Section 6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                     (a) Lottery shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Lottery on or prior to the Closing Date, including obtaining the consents to the agreements listed on Schedule 6.3(a), and Parent and Merger Sub shall have received a certificate of the President or a Vice President of Lottery, dated the Closing Date, certifying to such effect.

                     (b) The representations and warranties of Lottery contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing, and Parent and Merger Sub shall have received a certificate of the President or Vice President of Lottery, dated the Closing Date, certifying to such effect.

                     (c) The holders of not more than 5% of the outstanding Lottery Stock shall have given notice of an intent to exercise rights of dissent pursuant to Section 1.6(d) hereof.

                     (d) The Board of Directors of Parent shall have received from an investment banking firm a written opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Parent from a financial point of view.

                     (e) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable) by any court of competent jurisdiction or governmental authority with restrains, enjoins or otherwise prohibits the consummation or the transactions contemplated hereby.

                     (f) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall be subject to the reasonable approval of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to the Parent and Merger Sub, and Lottery shall have furnished such counsel all documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                     (g) Parent shall have received a non-binding letter of intent executed by an investment banking firm which contemplates that such firm will act as an underwriter for a public offering of Parent Common Stock of at least $30,000,000 in gross proceeds.

                     (h) National Broadcasting Company ("NBC") shall have purchased $10,000,000 of Parent Common Stock at a minimum price of $8.00 per share.

                     (i) Parent shall have received at least $5,000,000 (exclusive of amounts received from NBC) of gross proceeds from the private placement of equity securities of Parent.

                     (j) The Stock Purchase Agreement, dated September 21, 1998, between Lottery and NBC Multimedia, Inc. and the NBC In-Content Provider Agreement, dated September 21, 1998, between Lottery and NBC MultiMedia, Inc. shall have been amended or modified on terms acceptable to Parent in its sole discretion.

                     (k) The URL's (domain names) owned by or registered to Chicago West Pullman, llc, and listed on Schedule 6.3(k), shall have been transferred for no consideration to Lottery or such other entity designated by Parent.

                     (l) The Asset Purchase Agreement, dated July 9, 1999, between iXL-Richmond, Inc. and Lottery, and any and all of the agreements contemplated by the Asset Purchase Agreement, shall have been amended in form and substance satisfactory to Parent.

                     (m) The Agreement, dated November 3, 1998, between Lottery, Bingo, Inc. and Strauss & Troy shall have been amended in form and substance satisfactory to Parent.

                     (n) Lottery's Series A Preferred Stock shall have been converted into Lottery Stock immediately prior to the Merger.

                     (o) The Voting Agreement, attached hereto as Exhibit B, shall have been executed by the parties listed therein.

                     (p) Parent and Merger Sub shall have been furnished with an opinion of Dinsmore & Shohl LLP, counsel to Lottery, substantially in the form of Exhibit C hereto.

                     (q) The employment agreement between The Lottery Channel, Inc. and Roger W. Ach, II shall have been amended in form and substance similar to the employment agreement between Media Drop-In Productions, Inc. and Steven
M. Saferin.

                     (r) The Operating Agreement of NetGain Technologies, Inc. shall have been amended in form and substance satisfactory to Parent.




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



                     (s) Roger W. Ach, II shall agree to indemnify Parent in shares of Parent Common Stock for any amounts over $100,000 payable by Parent if the disclosure on Schedule 4.19(2) results in a litigation resulting in amounts payable by Lottery or Parent over $100,000.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after approval by their respective stockholders:

                     (a) by mutual written consent of Parent and Lottery;

                     (b) by either Parent or Lottery, if a court of competent jurisdiction or a governmental entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                     (c) by Parent, if Lottery fails to perform in all material respects its obligations under this Agreement, or there has been a material violation or breach by Lottery of any representation, warranty or agreement contained herein;

                     (d) by Lottery, if Parent fails to perform in all material respects its obligations under this Agreement, or there has been a material violation or breach by Parent or Merger Sub of any representation, warranty or agreement contained herein;

                     (e) by Parent, if, prior to the Effective Time, any Third Party has made a bona fide fully financed written offer relating to an Alternative Proposal, or has commenced a tender or exchange offer for Parent Common Stock, and Parent's Board of Directors determines in good faith (i) after consultation with its financial advisors, and that such transaction constitutes a Superior Proposal and (ii) after having received the written opinion of outside legal counsel to Parent, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the Board of Directors of Parent under applicable law. As used herein, "Superior Proposal" means any bona fide fully-financed written offer made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of a party's Common Stock then outstanding or all or substantially all of the assets of such party and otherwise on terms which the Board of Directors of such party determines (after consultation with a nationally recognized investment bank) to be economically superior to the transaction contemplated by this Agreement.



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



                     (f) by Lottery, if, prior to the Effective Time, any Third Party has made a bona fide fully financed written offer relating to an Alternative Proposal, or has commenced a tender or exchange offer for Lottery Stock, and Lottery's Board of Directors determines in good faith (i) after consultation with its financial advisors, and that such transaction constitutes a Superior Proposal and (ii) after having received the written opinion of outside legal counsel to Lottery, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the Board of Directors of Lottery under applicable law.

         Section 7.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Parent or Lottery, except as set forth in this Section 7.2 and
Section 5.6 hereof, and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent or Merger Sub:                 If to Lottery:

MDI Entertainment, Inc.                     The Lottery Channel, Inc.
201 Ann Street                              425 Walnut Street, Suite 2300
Hartford, CT 06103                          Cincinnati, OH 45202
Fax:  (860) 527-5920                        Fax: (513) 712-6035
Attn: Steven M. Saferin,                    Attn: Roger Ach, II
      Chief Executive Officer

With copies to:                             With copies to:

Squadron, Ellenoff, Plesent &               Dinsmore & Shohl LLP
 Sheinfeld, LLP                             255 East Fifth Street
551 Fifth Avenue                            Cincinnati, OH 45202
New York, New York 10176                    Fax: (513) 977-8141
Fax:  (212) 697-6686                        Attn: Charles F. Hertlein, Jr.
Attn:  Kenneth R. Koch




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or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 8.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         Section 8.3 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 8.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

         Section 8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         Section 8.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         Section 8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.



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



         Section 8.10 Incorporation of Schedules and Exhibits. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.



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


         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                                         MDI ENTERTAINMENT, INC.


                                                    By:    /s/ Steven M. Saferin
                                                    ----------------------------
                                                               Steven M. Saferin
                                           President and Chief Executive Officer


                                                           MDI ACQUISITION, INC.


                                                    By:    /s/ Steven M. Saferin
                                                    ----------------------------
                                                               Steven M. Saferin
                                           President and Chief Executive Officer


                                                       THE LOTTERY CHANNEL, INC.


                                                    By:      /s/ Roger W. Ach II
                                                    ----------------------------
                                                                Roger W. Ach, II
                                           President and Chief Executive Officer



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